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                       CONDITIONAL SUBSCRIPTION AGREEMENT



                           Dated as of January 7, 2002



                                 by and between




                            USINTERNETWORKING, INC.,
                         debtor and debtor-in-possession



                                       and



                        USINTERNETWORKING HOLDINGS, INC.




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
ARTICLE I   PURCHASE AND SALE OF COMPANY COMMON STOCK........................................1
        Section 1.01.  Purchase and Sale of Company Common Stock.............................1
        Section 1.02.  The Closing...........................................................2

ARTICLE II  COVENANTS........................................................................2
        Section 2.01.  Plan Confirmation Process.............................................2
        Section 2.02.  Plan Support Agreements...............................................4
        Section 2.03.  No Solicitation.......................................................4
        Section 2.04.  Access to Information; Confidentiality; Monthly Statements............6
        Section 2.05.  Commercially Reasonable Efforts; Notification.........................7
        Section 2.06.  Fees and Expenses.....................................................8
        Section 2.07.  Public Announcements.................................................10
        Section 2.08.  Minutes..............................................................10

ARTICLE III  CONDITIONS PRECEDENT...........................................................10
        Section 3.01.  Conditions to Each Party's Obligation To Close.......................10
        Section 3.02.  Additional Conditions to Purchaser's Obligations.....................11
        Section 3.03.  Additional Conditions to Company's Obligations.......................14

ARTICLE IV  TERMINATION, AMENDMENT AND WAIVER...............................................14
        Section 4.01.  Termination..........................................................14
        Section 4.02.  Effect of Termination................................................19
        Section 4.03.  Amendment............................................................19
        Section 4.04.  Extension; Waiver....................................................19
        Section 4.05.  Procedure for Termination, Amendment, Extension or Waiver............19

ARTICLE V  GENERAL PROVISIONS...............................................................19
        Section 5.01.  Nonsurvival of Representations and Warranties........................19
        Section 5.02.  Notices..............................................................20
        Section 5.03.  Definitions..........................................................21
        Section 5.04.  Definitions Cross Reference Table....................................22
        Section 5.05.  Interpretation.......................................................24
        Section 5.06.  Severability.........................................................25
        Section 5.07.  Counterparts.........................................................25
        Section 5.08.  Entire Agreement; No Third-Party Beneficiaries.......................25
        Section 5.09.  Governing Law........................................................26
        Section 5.10.  Assignment...........................................................26
        Section 5.11.  Consent to Jurisdiction..............................................26
        Section 5.12.  Consents.............................................................27

Exhibit A-1     Plan of Reorganization
Exhibit A-2     Terms of Proposed Settlement with Holders of Convertible Subordinated Notes
Exhibit B       Representations and Warranties of the Company
Exhibit C       Representations and Warranties of the Purchaser
Exhibit D       Form of Bidder Confidentiality Agreement
Schedule I      Projections


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        CONDITIONAL SUBSCRIPTION AGREEMENT ("Agreement") dated as of January 7,
2002, by and between USINTERNETWORKING, INC., a Delaware corporation, debtor and debtor-in-possession (the "Company") under the Bankruptcy Case (as defined in Section 5.03) in the Bankruptcy Court (as defined in Section 5.03), and USINTERNETWORKING HOLDINGS, INC., a Delaware corporation (the "Purchaser").

        WHEREAS, the Company wishes to issue and sell, and the Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 81,250 shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") to be issued pursuant to the Plan of Reorganization attached hereto as Exhibit A-1, as amended and completed in form and substance mutually satisfactory to the Company and the Purchaser to (i) provide for all U.S. Subsidiaries of the Company to file for bankruptcy protection and reorganization under such Plan of Reorganization as part of a consolidated plan of reorganization, (ii) reflect the terms and conditions set forth in the Terms of Proposed Settlement with Holders of Convertible Subordinated Notes attached hereto as Exhibit A-2 and (iii) complete the provisions thereof to be completed prior to filing and the exhibits and schedules thereto, including the forms of notes and warrant documentation, and with such other changes, if any, and additions as the Company and the Purchaser may mutually agree (the "Plan"), which such shares of Company Common Stock shall constitute all of the outstanding capital stock of the Company upon the issuance thereof following the confirmation of the Plan by the Bankruptcy Court;

        WHEREAS, on January 7, 2002 (the "Petition Date") a petition (the "Petition") was filed under Title 11 United States Code (the "Bankruptcy Code") with the Bankruptcy Court commencing the Bankruptcy Case under such chapter and, as a condition to the closing of the purchase of the Shares contemplated hereby, the Company shall have obtained an order of the Bankruptcy Court confirming the Plan; and

        WHEREAS, the Company and the Purchaser desire to set forth certain representations, warranties, covenants and agreements in connection with the foregoing transactions and also to prescribe various conditions to such transactions.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                    Purchase and Sale of Company Common Stock

        Section 1.01 Purchase and Sale of Company Common Stock. Subject to the terms and conditions hereof, the Company agrees to issue to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, 81,250 shares (the "Shares") of Company Common Stock at the purchase price of $1,000 per share, for an aggregate purchase price of $81,250,000.

        Section 1.02 The Closing. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Shares as set forth in Section 1.01 shall take place at a closing (the "Closing") to be held at the offices of Latham & Watkins at 555 11th Street, NW, Washington, DC, at a time and on a date jointly specified by the parties, which date shall be not later than five business days after the satisfaction or waiver of all conditions precedent set forth in Article III hereof, or at such other time and place as the Company and the Purchaser may agree in writing (the day on which the Closing takes place being referred to herein as the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser a certificate or certificates representing the Shares to be issued in the Closing as set forth in Section 1.01 and the Purchaser shall pay to the Company the purchase price therefor by wire transfer of immediately available funds to the one or more accounts designated in writing by the Company.

                                   ARTICLE II

                                    Covenants

        Section 2.01 Plan Confirmation Process.

                (a) The Company shall, as soon as reasonably practicable, prepare and file with the Bankruptcy Court (i) a Disclosure Statement with respect to the Plan meeting the requirements of Bankruptcy Code
        Section 1125(b) (the "Disclosure Statement"); (ii) schedules and statements of financial affairs meeting the requirements of Bankruptcy Code Section 301 and Federal Rule of Bankruptcy Procedure 1007 (the "Schedules and Statements"); and (iii) motions related to administration of the Bankruptcy Case (the "First Day Motions") and motions related to the approval of the Disclosure Statement by the Bankruptcy Court and confirmation of the Plan (the "Approval Motions"). The First Day Motions shall include a motion for Bankruptcy Court approval of this Agreement and the Commitment Letter (the "Plan Procedure Motion"). The Plan, any and all exhibits and attachments to the Plan, the Disclosure Statement, the First Day Motions, including the Plan Procedure Motion, and the Approval Motions shall be acceptable in form and substance to the Purchaser and shall not be filed until consented to by the Purchaser.

                (b) The Purchaser shall provide the Company with the information concerning the Purchaser required to be included in the Disclosure Statement.

                (c) If the Company or any Company Subsidiary enters into a debtor-in-possession financing facility or an agreement for use of cash collateral, including the DIP Financing (as defined in the Plan) (a "DIP Facility"), if the terms and conditions of such DIP Facility and the Bankruptcy Court order authorizing the same shall include a carve-out, which carve-out may be subject to generally applicable dollar limitations, for the Company or any Company Subsidiary to pay any expenses then such carve-out shall also cover the Company's payment of the Post-Petition Purchaser Expenses described in Section 2.06(a) in a manner no less favorable than the treatment of any of the Company's legal, financial or other advisers' or professionals' fees and expenses. The terms and conditions of any DIP Facility and the Bankruptcy Court order authorizing the same shall be acceptable in form and substance to the Purchaser and shall not be entered until consented to by the Purchaser.

                (d) From the date of this Agreement to the earlier to occur of the termination of this Agreement or the Closing, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior consent of the Purchaser:

                (i)     consent to any relief from the automatic stay under
                        Section 362 of the Bankruptcy Code, except as otherwise provided with respect to a DIP Facility;

                (ii) file any amendment to the Plan, file any plan of reorganization other than the Plan, consent to the reduction of the exclusivity period under Bankruptcy Code Section 1121 for the filing of a plan of reorganization (the "Exclusivity Period") or fail timely to file motions seeking to obtain orders of the Bankruptcy Court extending the Exclusivity Period;

                (iii) sell or abandon, or file any motion to sell or abandon, any assets of the Company, other than sales to customers in the ordinary course of business;

                (iv) seek or consent to the conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee or examiner under Bankruptcy Code Section 1104;

                (v) assume or reject, or have deemed assumed or rejected, any contract, license, agreement, permit, concession, franchise, real or personal property lease, sublease, license or other occupancy agreement or other executory arrangement or commitment of the Company or any of the Company Subsidiaries (each, an "Executory Contract");

                (vi) enter into any stipulation or agreement with the holder of an Equipment Lease Secured Claim (as defined in the Plan) which has elected "Alternative B" (as described in
                        Section 5.01 of the Plan) with respect to the amount or treatment of such claim; or

                (vii) authorize, or commit or agree to take, any of the foregoing actions.

                (e) On or before January 15, 2002, the Company shall deliver to the Purchaser a true, correct and complete list of all Executory Contracts. The Purchaser and the Company shall negotiate in good faith to develop the following lists, each of which shall be mutually satisfactory in form and substance to the Purchaser and the Company: (i) a list of which Executory Contracts shall be rejected (the "Rejection List") and (ii) a list of those Executory Contracts for which a Final Order authorizing assumption will be required as a condition to closing (the "Required Contracts"). The orders submitted to the Bankruptcy Court authorizing (i) the assumption of all Required Contracts and (ii) the rejection of all Executory Contracts specified for rejection on the Rejection List shall be acceptable in form and substance to the Purchaser and shall not be submitted to the Bankruptcy Court for approval until consented to by the Purchaser.

                (f) The Company acknowledges that it has reviewed and is familiar with the terms and conditions of the Commitment Letter and, in particular, the provisions of paragraph 3 of the Commitment Letter, which provisions among other things limit and restrict the rights, remedies and recourse of the Purchaser, the Company and third parties against the Investor, and the liability of the Investor upon breach of the Commitment Letter, as set forth therein (the "Liability Limitation Provisions"). The Company, as debtor and debtor-in-possession, and the Purchaser, each for itself and on behalf of its estate and its successors and assigns (including without limitation any successor Chapter 11 or Chapter 7 trustee), hereby irrevocably waives, releases and forever renounces any rights it may have to challenge the enforceability of, seek to amend, or negate the intended force and effect of, the Liability Limitation Provisions, and acknowledges and agrees that such provisions are fully enforceable and effective.

        Section 2.02 Plan Support Agreements. The Company shall use commercially reasonable efforts to cause, on or prior to the date of the hearing to approve the Disclosure Statement, holders of the Company's claims classified as Class 5 Claims under the Plan who constitute at least one-half in number of such holders and who hold in the aggregate at least two-thirds in amount of such obligations to execute and deliver to the Company plan support agreements in form and substance complying with Bankruptcy Code Section 1125 and otherwise satisfactory to the Purchaser (the "Plan Support Agreements").

        Section 2.03 No Solicitation.

                (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of any Alternative Proposal (as defined in Section 2.03(e)), (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate the making of, any proposal or expression of interest that constitutes or is reasonably likely to lead to any Alternative Proposal or (iii) enter into any agreement with respect to any Alternative Proposal; provided, however, that so long as the Company is not otherwise in breach of this Section 2.03, nothing in this Agreement shall prohibit the Company or the Board of Directors of the Company (the "Company Board") from taking any of the actions described in clause (ii) of this subsection (a) (or prohibit the Company from entering into confidentiality agreements as contemplated below), after approval by the Bankruptcy Court of this Agreement (including, specifically, payment of the Post-Petition Purchaser Expenses and the Transaction Fee as contemplated by Sections 2.01 and 2.06 hereof), with respect to any Person who has


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

        submitted on an unsolicited basis an Alternative Proposal or an expression of interest believed by the Company in good faith to be bona fide and indicating such Person's ability, desire and intent to make an Alternative Proposal if the Company determines in good faith, after consultation with counsel and an independent financial advisor, that such proposal or expression of interest is reasonably likely to result in a Superior Alternative Proposal and that taking such action is required for the Company Board to comply with its fiduciary duties under applicable law, provided further that prior to furnishing any such alternative bidder with confidential information regarding the Company, the Company will require that such bidder execute a confidentiality agreement in substantially the form attached hereto as Exhibit --------
        D. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 2.03(a) by the Company.

                (b) The Company shall as promptly as practicable (and in any event within two business days) advise the Purchaser orally and in writing of any Alternative Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Alternative Proposal, the material terms and conditions of any such Alternative Proposal or inquiry (including any changes thereto) and the identity of the person making any such Alternative Proposal or inquiry. The Company shall keep the Purchaser reasonably informed of the status and details (including any change to the terms thereof) of any such Alternative Proposal or inquiry and any related discussions and provide to the Purchaser as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company by any third party in connection with any Alternative Proposal or inquiry or sent or provided by the Company to any third party in connection with any Alternative Proposal or inquiry.

                (c) Unless the Company Board, after consultation with outside counsel, determines in its good faith judgment that it is required to do so in order to fulfill its fiduciary obligations under applicable Law and the Company simultaneously terminates this Agreement pursuant to Section 4.01(f), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to the Purchaser, or publicly propose to withdraw or modify in a manner adverse to the Purchaser, the approval or recommendation by the Company Board or any such committee of this Agreement or the Transactions, (ii) approve any letter of intent, agreement in principle, acquisition agreement or other agreement relating to any Alternative Proposal (other than confidentiality agreements to the extent required by Section 2.03(a)) or
        (iii) approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal.

                (d) Nothing contained in this Agreement shall prohibit the Company or its directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company

        Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

                (e)     For purposes of this Agreement:

        "Alternative Proposal" means:

        (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization, reorganization or business combination involving the Company or any Company Subsidiary;

        (ii) any proposal or offer for, directly or indirectly in one transaction or a series of related transactions, the issuance by the Company or sale, exchange or other transfer by its securityholders of 50% or more of (x) any class of its equity securities, (y) the aggregate principal amount of the Company's outstanding 7% Convertible Subordinated Notes due November 1, 2004 (the "Notes") or (z) the aggregate amount of the Company's capitalized lease obligations;

        (iii) any proposal or offer to acquire in any manner, directly or indirectly in one transaction or a series of related transactions, 50% or more of (w) any class of the Company's equity securities or (x) the aggregate principal amount of outstanding Notes or (y) the aggregate amount of the Company's capitalized lease obligations or (z) the consolidated total assets of the Company and the Company Subsidiaries; or

        (iv) except for the Plan, any proposal, offer or plan intended to be consummated in any proceedings by the Company or any Company Subsidiary under the Bankruptcy Code including any such proposal to be implemented under Chapter 11 of the Bankruptcy Code or pursuant to a proposed plan of reorganization of the Company or of any Company Subsidiary.

        "Superior Alternative Proposal" means any Alternative Proposal which the Company Board determines, in good faith (after consultation with a financial advisor), is superior, by an amount not less than $5,000,000 (representing the sum of the Transaction Fee plus a minimum increment of $4,000,000), from a financial point of view to the Company's creditors and holders of Company Common Stock, taken as a whole, to the Transactions and reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

        Section 2.04 Access to Information; Confidentiality; Monthly Statements.

                (a) The Company shall, and shall cause each Company Subsidiary to, afford to the Purchaser, and to the Purchaser's officers, employees, accountants, counsel, financial advisors and other representatives reasonable access, on reasonable notice and during normal business hours during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to the Purchaser such information concerning its business, properties and personnel as the Purchaser may reasonably request. All information exchanged pursuant to this Section 2.04(a) shall be subject to the confidential disclosure agreement dated January 4, 2002, between the Company and the Purchaser (the "Confidentiality Agreement").

                (b) The Company shall furnish to the Purchaser as soon as practicable and, in any event, within 25 days after the end of each month, (i) copies of all statements, schedules and reports for such month required to be provided by the Company to the United States Trustee pursuant to Sections 1106(a)(1) and 704(8) of the Bankruptcy Code and (ii) a customer list and calculations of revenue base for such month each in a form reasonably satisfactory to the Purchaser.

        Section 2.05 Commercially Reasonable Efforts; Notification.

                (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to bring about the confirmation of the Plan. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser shall use all commercially reasonable efforts to meet with customers at the request of the Company. Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and the Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to bring about the satisfaction of all other conditions to the other party's obligations to close (including, in the case of the Purchaser, use of commercially reasonable efforts to enforce the Commitment Letter, which the Purchaser shall not amend or waive without the Company's consent); provided, however, that nothing in this Agreement shall obligate either the Company or the Purchaser, or any of their respective Affiliates, to waive or modify any of the terms and conditions of this Agreement or any of the documents contemplated hereby.

                (b) (i) The Company shall give prompt notice to the Purchaser of (x) any representation or warranty set forth in Exhibit B being or becoming untrue or inaccurate in any material respect as of any date on or after the date hereof (as if then made, except to the extent such representation or warranty is expressly made only as of a specific date, in which case as of such date), (y) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or
        (z) any change, effect, event, occurrence, state of facts or development of which it becomes aware that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (ii) the Purchaser shall give prompt notice to the Company of (x) any representation or warranty set forth in Exhibit C being or becoming untrue or inaccurate in any material respect as of any date on or after the date hereof (as if then made, except to the extent such representation or warranty is expressly made only as of a specific date, in which case as of such date), (y) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this


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

        Agreement or (z) any change, effect, event, occurrence, state of facts or development of which it becomes aware that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        Section 2.06 Fees and Expenses.

                (a) All reasonable fees and expenses incurred by the Purchaser in connection with the Bankruptcy Case and the Transactions shall be paid by the Company, whether or not the Closing occurs. As of the Petition Date, the Company shall have paid the Purchaser's reasonable fees and expenses incurred to date and shall have deposited in an account established by the Purchaser (the "Purchaser Retainer Account") $175,000 as security for payment of fees and expenses incurred during the Bankruptcy Case (the "Post-Petition Purchaser Expenses"). Such amount is intended solely as an advance on account of the Post-Petition Purchaser Expenses and is neither a minimum payment nor a maximum payment for any period hereunder. The Company hereby authorizes the Purchaser to apply funds on deposit from time to time in the Purchaser Retainer Account against the Purchaser's Post-Petition Purchaser Expenses set out in any statements delivered by the Purchaser to the Company, the office of the United States Trustee and counsel to any official committee appointed in the Bankruptcy Case. The Company will within five business days of the date of receipt of such a statement transmit by wire transfer an additional amount necessary to restore the Purchaser Retainer Account to $175,000. On the Petition Date or as soon thereafter as reasonably practicable and in any event not later than January 15, 2002, the Company shall file the Plan Procedure Motion seeking Bankruptcy Court authority for (i) payment of Post-Petition Purchaser Expenses on a weekly basis within five business days of the date of receipt of a statement therefor, copies of which have been provided to the office of the United States Trustee and counsel to any official committee appointed in the Bankruptcy Case, and
        (ii) payment of any deficiency in payment of the Post-Petition Purchaser Expenses, after application of the Purchaser Retainer Account and the Purchaser Fee Prepayment, as administrative expenses under Bankruptcy Code Section 503(b) (on a pari passu basis with all other administrative claims under Bankruptcy Code Section 503(b)). The Plan Procedure Motion shall request that the payment of the Post-Petition Purchaser Expenses from the Purchaser Retainer Account and replenishment of the Purchaser Retainer Account as provided herein shall not require Bankruptcy Court approval unless a motion is filed, prior to the expiration of said five business day period, by the Company, the office of the United States Trustee or any official committee appointed in the Bankruptcy Case and served on the Purchaser requesting Bankruptcy Court review of the reasonableness of the fees and expenses set forth in such statement. As of the Petition Date, the Company shall have also made an additional payment of $175,000, by wire transfer of immediately available funds to an account specified by the Purchaser therefor (the "Purchaser Fee Prepayment"), as partial prepayment of Post-Petition Purchaser Expenses. The Purchaser Fee Prepayment will be fully earned upon payment and shall not be refundable in any event. Although the Company shall be entitled to apply the Purchaser Fee Prepayment against the final statement submitted by the Purchaser to the Company for expenses reimbursable hereunder, such amount is a minimum payment on account of expenses but is not a maximum amount of expenses for any period and shall not in any way limit the amount of expenses reimbursable hereunder.

                (b)     In addition to the fees and expenses payable pursuant to
        Section 2.06(a), the Company shall pay to the Purchaser a fee of $1,000,000 (the "Transaction Fee") if any of the following events occur:

                (i) this Agreement is terminated pursuant to Section 4.01(b), Section 4.01(c) or clause (i) of Section 4.01(d) and (x) at or prior to the time of such termination an Alternative Proposal from a proponent not affiliated with or acting in concert with the Purchaser or any of the Purchaser's Affiliates has been publicly announced and (y) within 18 months of such termination the Company consummates, or obtains a court order approving, any Alternative Proposal (in which event such fee shall be payable immediately upon such consummation or approval);

                (ii)    the Purchaser terminates this Agreement pursuant to
                        Section 4.01(e) or clause (ii) of 4.01(d) (in which event such fee shall be payable immediately upon such termination); or

                (iii)   the Company terminates this Agreement pursuant to
                        Section 4.01(f) (in which event such fee shall be paid simultaneously with such termination).

        The Transaction Fee shall be paid by wire transfer of immediately available funds and as an expense of sale prior to the payment of any proceeds of any Alternative Proposal and the attachment of any Lien on such proceeds (subject only to the prior prepayment in full of loans under the DIP Facility, if any, approved and entered into as contemplated by Section 2.01(c)). The Company and the Purchaser agree that the Purchaser has expended substantial funds and other resources in connection with the Transactions and that the Purchaser will suffer substantial harm if the Transactions are not consummated (because it will then be impossible to realize the benefits that would arise therefrom), that the precise amount of such harm is difficult to determine, and that it would be unfair for the Purchaser to bear such harm in view of the fact that both the Purchaser and the Company hope to benefit from the Transactions. The Transaction Fee is agreed to constitute liquidated damages (and not a penalty). In the event that this Agreement is terminated pursuant to Section 4.01(g) at a time when one or more of the conditions to termination set forth in Section 4.01(b), Section 4.01(c), Section 4.01(d) (subject only to the lapse of time without cure), Section 4.01(e) or Section 4.01(f) have been met, then such termination shall be deemed for purposes of this Section 2.06(b) to be a termination pursuant to Section 4.01(b), Section 4.01(c), Section 4.01(d), Section 4.01(e) or Section 4.01(f), as the case may be.

                (c) Notwithstanding clauses (a) and (b) of this Section 2.06, the Post-Petition Purchaser Expenses and the Transaction Fee shall not exceed $1,750,000 in the aggregate.

        Section 2.07 Public Announcements. The Purchaser and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

        Section 2.08 Minutes. On or before the Closing Date, the Company shall deliver true and correct copies of all minutes of meetings of the Company's Board of Directors and stockholders and each Company Subsidiary's Board of Directors and stockholders, which minutes shall accurately record, in all material respects, all actions taken by the Company's Board of Directors and stockholders and each Company Subsidiary's Board of Directors and stockholders through the Closing Date.

                                   ARTICLE III

                              Conditions Precedent

        Section 3.01 Conditions to Each Party's Obligation To Close. The respective obligation of each party to consummate the Closing under this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Antitrust. The waiting period (and any extension thereof), if any, applicable to the Transactions under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust Law required for the consummation of Transactions shall have been obtained or made.

                (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect; provided, however, that prior to asserting this condition the party asserting such condition shall have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                (c) Confirmation of the Plan. The Bankruptcy Court shall have entered an order confirming the Plan (the "Confirmation Order") and the Confirmation Order shall be a Final Order in form and substance satisfactory to the Purchaser in all respects.

        Section 3.02 Additional Conditions to Purchaser's Obligations. The obligation of the Purchaser to consummate the Closing under this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) The representations and warranties of the Company set forth in Exhibit B hereto (as such representations and warranties would read if all qualifications as to materiality and Company Material Adverse Effect were deleted therefrom) shall be true and correct in all respects as of the Closing (except for particular representations or warranties which expressly speak only as of a specific date or time other than the Closing Date, which shall be true and correct in all respects as of such specified date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                (b) The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

                (c) Since November 30, 2001, except as set forth in Section 1.8(c) of the Company Disclosure Schedule, there shall not have been the occurrence of any Company Material Adverse Effect or any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, would reasonably be expected to give rise to a Company Material Adverse Effect;

                (d) Attached hereto as Schedule I are projections prepared by the Purchaser with respect to the Company and the Company Subsidiaries (the "Projections"). As of the Closing, the Company and the Company Subsidiaries on a consolidated basis shall have not failed to meet any of the projections set forth in the Projections of iMap Revenue, Total Revenue, EBITDA or EBITDA Minus Capitalized Labor and Consulting for any period ended on any date prior to the Closing by more than the Permitted Divergence set forth under such projection. In addition, since November 30, 2001, there shall not have been the occurrence of any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, would reasonably be expected to result in the Company and the Company Subsidiaries on a consolidated basis failing to meet any of the projections set forth in the Projections of iMap Revenue, Total Revenue, EBITDA or EBITDA Minus Capitalized Labor and Consulting for any period ending on any date on or after the Closing by more than the Permitted Divergence set forth under such projection. iMap Revenue, Total Revenue, EBITDA and EBITDA Minus Capitalized Labor and Consulting shall be calculated on a consolidated basis for the Company and the Company Subsidiaries consistent with the calculation thereof in the preparation of the Projections, it being understood that there shall be excluded (i) any amount to be added arising from the reduction of any reserve and (ii) any amount to be subtracted arising from Company Fee Claims and Post-Petition Purchaser Expenses.

                (e) The Company shall have executed and delivered to the Purchaser at and as of the Closing a certificate, duly executed by the Company's chief executive officer and chief financial officer, in form and substance satisfactory to the Purchaser and the Purchaser's counsel, certifying that the conditions specified in clauses (a), (b), (c) and (d) of this Section 3.02 have been satisfied.

                (f) There shall not have occurred since the date of this Agreement (i) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States,
        (ii) any material adverse change in United States currency exchange rates or a material suspension of, or limitation on, the markets therefor, (iii) a declaration of a banking moratorium or any material suspension of payments in respect of banks in the United States or (iv) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration or worsening thereof.

                (g) There shall not have been commenced (and not dismissed with prejudice or irrevocably withdrawn) or threatened any suit, action or proceeding by any Governmental Entity or any other Person either (a) outside of the Bankruptcy Court or (b) against the Purchaser or any of its Affiliates related to the Company or any Transaction: (i) seeking to restrain or prohibit the making or consummation of any Transaction, or seeking to obtain from the Company or the Purchaser or any of their respective Affiliates any material damages or any other material remedy,
        (ii) seeking to prohibit or limit the ownership or operation by the Company or the Purchaser or any of their respective Affiliates of any material portion of the business or assets of the Company and the Company Subsidiaries taken as whole or any material business or asset of the Purchaser and any of its Affiliates, or to compel the Company, the Purchaser or any of their respective Affiliates to dispose of or hold separate any material portion of the business or assets of the Company and the Company Subsidiaries taken as whole or of the Purchaser and its Subsidiaries taken as a whole, as a result of any Transaction, (iii) seeking to impose material limitations on the ability of the Purchaser or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, or (iv) which otherwise has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect which, in the case of any of the types of suits, actions or proceedings described in clauses (i) through (iv) above, is reasonably determined by the Purchaser to present a significant risk of having one of the effects described in one or more of such clauses.

                (h) On or before May 24, 2002, the Confirmation Order shall have been entered in form and substance satisfactory to the Purchaser in all respects, and on or before the Closing Date, the Confirmation Order, in such form and without any modifications not agreed to by the Purchaser, shall have become a Final Order.

                (i) The Bankruptcy Court shall not have entered any order dismissing the Bankruptcy Case or converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code.

                (j) Pursuant to the Confirmation Order or otherwise the Bankruptcy Court shall have entered Final Orders, in form and substance satisfactory to the Purchaser in all respects, authorizing (i) the assumption of all Required Contracts and (ii) the rejection of all Executory Contracts specified for rejection on the Rejection List.

                (k)     [Intentionally Omitted]

                (l) The Purchaser shall have confirmed to its satisfaction in good faith that costs of cure in connection with assumptions of Executory Contracts (including all payments after the commencement of the Bankruptcy Case, under the "doctrine of necessity" or otherwise, of pre-petition amounts due under such Executory Contracts) and any increased costs incurred in connection with entry into new Contracts with parties to rejected Executory Contracts (based upon a comparison of the present value of aggregate future costs under the rejected Executory Contract and the new Contract, using a 6% discount rate) will not exceed $4,400,000 in the aggregate.

                (m) The Purchaser shall have confirmed to its satisfaction in good faith that Adequate Protection Payments (as defined in the Plan) have not exceeded in the aggregate $1,500,000 in any calendar month.

                (n) The Purchaser shall have confirmed to its satisfaction in good faith that allowed Company Fee Claims will not exceed $6,500,000 in the aggregate.

                (o) The Purchaser shall have confirmed to its satisfaction in good faith that the aggregate amount of (i) allowed Miscellaneous Secured Claims (as defined in the Plan) plus (ii) the amount by which
        (x) the aggregate amount of Equipment Lease Secured Claims (as defined in the Plan) of holders electing "Alternative B" (as described in
        Section 5.01 of the Plan) less the aggregate amount of Plan Notes (as defined in the Plan) not issued as a result of such elections exceeds
        (y) the aggregate amount of the Equipment Lease Secured Claims of such holders as provided in "Alternative A" (as described in Section 5.01 of the Plan) plus (iii) allowed Priority Tax Claims (as defined in the
        Plan) will not exceed the sum of (A) $19,543,526 plus (B) unpaid interest accruing after December 31, 2001 on Miscellaneous Secured Claims and Priority Tax Claims to the extent allowable as part of any such Claim under the Bankruptcy Code minus (C) the sum of all principal payments, if any, paid in respect of the foregoing obligations on or after December 19, 2001, whether made as Adequate Protection Payments (as defined in the Plan) or otherwise.

                (p) The Company and MSLI GP shall have executed each of the following agreements required to be entered into under the Strategic Alliance Agreement dated December 16, 2001 between the Company and Microsoft Corporation, in each case in form and substance reasonably satisfactory to the Purchaser in all respects: the Service Provider License Agreement, Microsoft Enterprise Agreement, Microsoft Business Agreement and Microsoft Select Agreement. The Purchaser acknowledges that the drafts of the Service Provider License Agreement (subject to completion of pricing terms and terms of usage in form and substance reasonably satisfactory to the Purchaser in all respects), Microsoft Enterprise Agreement, Microsoft Business Agreement and Microsoft Select Agreement provided by the Company to the Purchaser on or prior to the date hereof are in form and substance reasonably satisfactory to the Purchaser in all respects.

        Section 3.03. Additional Conditions to Company's Obligations. The obligation of the Company to consummate the Closing under this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) The representations and warranties of the Purchaser set forth in Exhibit C (as such representations and warranties would read if all qualifications as to materiality and Purchaser Material Adverse Effect were deleted therefrom) shall be true and correct in all respects as of the Closing (except for particular representations or warranties which expressly speak only as of a specific date or time other than the Closing Date, which shall be true and correct in all respects as of such specified date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                (b) The Purchaser shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

                (c) The Purchaser shall have executed and delivered to the Company at and as of the Closing a certificate, duly executed by the Purchaser's chief executive officer and chief financial officer, in form and substance reasonably satisfactory to the Company and the Company's counsel, certifying that the conditions specified in clauses (a) and (b) of Section 3.03 have been satisfied.

                (d) The Investor and the Purchaser shall have executed and delivered to the Company a subscription agreement among the Purchaser, the Company and the Investor with respect to a $25,000,000 investment by the Investor in the Purchaser having terms reasonably acceptable to the Company.

                                   ARTICLE IV

                        Termination, Amendment and Waiver

        Section 4.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual written consent of the Purchaser and the Company;

                (b) by either the Purchaser or the Company (i) if the Closing does not occur on or before June 7, 2002 (the "Outside Date"), unless the failure to consummate the Closing is the result of a breach of this Agreement by the party seeking to terminate this Agreement or
        (ii) any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and nonappealable;

                (c)     by the Purchaser, if:

                (i) on or before the date that is five business days after the Petition Date, the Company has not filed the First Day Motions with the Bankruptcy Court, provided, however, that the Purchaser's right to terminate this Agreement pursuant to this clause (i) of this Section 4.01(c), shall expire 10 days after the Purchaser's receipt of a written request from the Company alerting the Purchaser to the fact that it is entitled to exercise its termination right under this clause and requesting that the Purchaser exercise or waive such right;

                (ii) on or before the date that is three weeks after the Petition Date, the Plan has not been amended and completed in form and substance mutually satisfactory to the Company and the Purchaser or, the Plan having been so agreed upon, the Company has not filed the Plan with the Bankruptcy Court, provided, however, that the Purchaser's right to terminate this Agreement pursuant to this clause (ii) of this Section 4.01(c), shall expire 10 days after the Purchaser's receipt of a written request from the Company alerting the Purchaser to the fact that it is entitled to exercise its termination right under this clause and requesting that the Purchaser exercise or waive such right;

                (iii) on or before the date that is five weeks after the Petition Date, the Bankruptcy Court has not entered an order in form and substance satisfactory to the Purchaser in all respects allowing the Plan Procedure Motion which order shall have become a Final Order within 10 days after entry and which among other things shall have approved this Agreement, including expressly
                        (i) authorizing and directing the payment of the Post-Petition Purchaser Expenses and the Transaction Fee on the terms described in Section 2.06(a) and Section 2.06(b) and (ii) finding valid and enforceable the provisions of Section 2.01(f) (the "Plan Procedure Order"), provided, however, that the Purchaser's right to terminate this Agreement pursuant to this clause
                        (iii) of this Section 4.01(c), shall expire eight weeks after the Petition Date unless exercised within such period;

                (iv) the Company and the Purchaser are unable to reach mutually satisfactory resolution with respect to the Rejection List and the Required Contracts as contemplated by Section 2.01(e), provided, however, that the Purchaser's right to terminate this Agreement pursuant to this clause (iv) of this Section 4.01(c), shall expire 30 days after the Company's delivery of the complete list of all Executory Contracts contemplated by the first sentence of Section 2.01(e) of this Agreement, unless exercised within such 30-day period;

                (v) on or before April 15, 2002, the Bankruptcy Court has not entered an order in form and substance satisfactory to the Purchaser in all respects approving the Disclosure Statement;

                (vi) on or before May 24, 2002, the Confirmation Order is not entered in form and substance satisfactory to the Purchaser in all respects;

                (vii) the Bankruptcy Court enters any order (A) dismissing the Bankruptcy Case or converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code or (B) appointing a Chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code);

                (viii) the Company's exclusive right to file or solicit a plan under Section 1121 of the Bankruptcy Code is not extended or is terminated or the Bankruptcy Court enters any order (A) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying the Plan Procedure Order or the Confirmation Order or (B) granting relief from the automatic stay to any creditor holding or asserting a lien or reclamation claim having a value of greater than $500,000 individually or $1,000,000 in the aggregate, provided, however, that the Purchaser's right to terminate this Agreement pursuant to this clause (viii) of this Section 4.01(c), shall expire 15 days after the Purchaser's receipt of a written request from the Company alerting the Purchaser to the fact that it is entitled to exercise its termination right under this clause and requesting that the Purchaser exercise or waive such right;

                (ix) the Purchaser shall have determined in good faith, on or prior to the Closing Date, that costs of cure in connection with assumption of Executory Contracts (including all payments after the commencement of the Bankruptcy Case, under the "doctrine of necessity" or otherwise, of pre-petition amounts due under such Executory Contracts) and any increased costs incurred in connection with entry into new Contracts with parties to rejected Executory Contracts (based upon a comparison of the present value of aggregate future costs under the rejected Executory Contract and the new Contract, using a 6% discount rate) are reasonably likely to exceed $4,400,000 in the aggregate;

                (x) the Plan Support Agreements shall not have been executed and delivered in accordance with Section 2.02 by the date of entry of an order approving the Disclosure Statement, provided, however, that the Purchaser's right to terminate this Agreement pursuant to this clause (x) of this Section 4.01(c), shall expire 5 days after the Purchaser's receipt of a written request from the Company alerting the Purchaser to the fact that it is entitled to exercise its termination right under clause and requesting that the Purchaser exercise or waive such right;

                (xi) there shall have been any acceleration under a DIP Facility that has not been rescinded;

                (xii) the Company shall fail to (A) deliver any statement, schedule, report, list, calculation or other information required to be delivered in accordance with Section 2.04(b) hereof and such failure shall not have been cured by the date which is 30 days after the giving of written notice to the Company of such failure or (B) make any payment required to be made pursuant to Section 2.06(a) of this Agreement (as approved in the Plan Procedure Order) when due;

                (xiii) the Purchaser shall have determined in good faith, on or prior to the Closing Date, that the aggregate amount of
                        (i) allowed Miscellaneous Secured Claims (as defined in the Plan) plus (ii) the amount by which (x) the aggregate amount of Equipment Lease Secured Claims (as defined in the Plan) of holders electing "Alternative B" (as described in Section 5.01 of the Plan) less the aggregate amount of Plan Notes (as defined in the Plan) not issued as a result of such elections exceeds (y) the aggregate amount of the Equipment Lease Secured Claims of such holders as provided in "Alternative A" (as described in Section 5.01 of the Plan) plus (iii) allowed Priority Tax Claims (as defined in the Plan) is reasonably likely to exceed the sum of (A) $19,543,526 plus (B) unpaid interest accruing after December 31, 2001 on Miscellaneous Secured Claims and Priority Tax Claims to the extent allowable as part of any such Claim under the Bankruptcy Code minus (C) the sum of all principal payments, if any, paid in respect of the foregoing obligations on or after December 19, 2001, whether made as Adequate Protection Payments (as defined in the Plan) or otherwise;

                (xiv) the Purchaser shall have determined in good faith, on or prior to the Closing Date, that allowed Company Fee Claims are reasonably likely to exceed $6,500,000 in the aggregate; or

                (xv) the Purchaser shall have determined in good faith, on or prior to the Closing Date, that Adequate Protection Payments (as defined in the Plan) have exceeded or are reasonably likely to exceed in the aggregate $1,500,000 in any calendar month;

                (d) by the Purchaser, if either: (i) any representation or warranty of the Company contained in Exhibit B hereto (as such representations and warranties would read if all qualifications as to materiality and Company Material Adverse Effect were deleted therefrom) is or becomes untrue or inaccurate in any respect as of any date at or after the date of this Agreement (as though such representation or warranty were made at and as of such date, except for particular representations or warranties that expressly speak only as of a specific date or time, the accuracy of which shall be determined as of such date or time), which untruth or inaccuracy would give rise to the failure of the condition set forth in Section 3.02(a) and cannot be or has not been cured by the date which is seven days prior to the Outside Date or (ii) the Company breaches or fails to perform in any material respect any of its covenants contained in this Agreement (other than covenants to which Section 4.01(c) applies), which breach or failure to perform would give rise to the failure of a condition set forth in Section 3.02 and cannot be or has not been cured by the date which is seven days prior to the Outside Date;

                (e) by the Purchaser, if (i) the Company Board or any committee thereof withdraws the Plan or modifies the Plan in a manner adverse to the Purchaser, or publicly resolves to withdraw the Plan or modify the Plan in a manner adverse to the Purchaser or withdraws or modifies its approval or recommendation of this Agreement or the Transactions, or approves or recommends, or resolves to approve or recommend, any Alternative Proposal; or (ii) if the Company or any Company Subsidiary or any of their respective Representatives takes any action or actions that constitute a breach, in any material respect, of
        Section 2.03;

                (f) by the Company, if (i) the Company Board has received a Superior Alternative Proposal, (ii) in light of such Superior Alternative Proposal the Company Board shall have determined in good faith, after consultation with outside counsel, that it is required for the Company Board to withdraw or modify its approval or recommendation of this Agreement or any Transaction in order to act in a manner consistent with its fiduciary duty under applicable Law, (iii) the Company has notified the Purchaser in writing of the determinations described in clause (ii) above, (iv) at least three business days following receipt by the Purchaser of the notice referred to in clause
        (iii) above, and taking into account any revised proposal made by the Purchaser since receipt of the notice referred to in clause (iii) above, such Superior Alternative Proposal remains a Superior Alternative Proposal and the Company Board has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with
        Section 2.03, (vi) the Company simultaneously pays the fees due under Sections 2.06(a) and 2.06(b), (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Alternative Proposal and (viii) the Purchaser is not at such time entitled to terminate this Agreement pursuant to Section 4.01(d)(ii); or

                (g) by the Company, if (i) any representation or warranty of the Purchaser contained in Exhibit C hereto (as such representations and warranties would read if all qualifications as to materiality and Purchaser Material Adverse Effect were deleted therefrom) is or becomes untrue or inaccurate in any respect as of any date at or after the date of this Agreement (as though such representation or warranty were made at and as of such date, except for particular representations or warranties that expressly speak only as of a specific date or time, the accuracy of which shall be determined as of such date or time), which untruth or inaccuracy would give rise to the failure of the condition set forth in Section 3.03(a) and cannot be or has not been cured by the date which is seven days prior to the Outside Date or (ii) the Purchaser breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in
        Section 3.03 and cannot be or has not been cured by the date which is seven days prior to the Outside Date.

        Section 4.02. Effect of Termination. In the event of termination of this Agreement by either the Company or the Purchaser as provided in Section 4.01, this Agreement shall forthwith become void and have no effect other than the last sentence of Section 2.04(a), Section 2.06, this Section 4.02 and Article V, which provisions shall survive such termination, and all obligations of the parties hereunder (other than pursuant to such enumerated provisions) shall terminate without any liability or obligation on the part of the Purchaser or the Company, to any other party, except that such termination will not affect the respective rights or obligations of the parties with respect to any willful breach of any representation, warranty or covenant set forth in this Agreement prior to such termination.

        Section 4.03. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 4.04. Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 4.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 4.01, an amendment of this Agreement pursuant to Section 4.03 or an extension or waiver pursuant to Section
4.04 shall, in order to be effective, require in the case of the Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                    ARTICLE V

                               General Provisions

        Section 5.01. Nonsurvival of Representations and Warranties. Except as provided in the last sentence of this Section 5.01, none of the representations, warranties and covenants in this Agreement (including any rights arising out of any inaccuracy of such representations and warranties or any breach of such covenants) or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 5.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

        Section 5.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) seven days after mailing by certified mail, (ii) when delivered by hand, (iii) one business day after confirmation of receipt by telecopy or (iv) one business day after sending by overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)     if to the Purchaser, to

                        USinternetworking Holdings, Inc.
                        111 Huntington Avenue
                        Boston, Massachusetts  02199
                        Attention: Andrew Balson
                        Facsimile: (617) 516-2010

                        with a copy to:

                        Ropes & Gray
                        One International Place
                        Boston, Massachusetts  02110
                        Attention: R. Newcomb Stillwell and Patrick Diaz
                        Facsimile: (617) 951-7050

                (b)     if to the Company, to

                        USinternetworking, Inc.
                        One USi Plaza
                        Annapolis, Maryland  21401
                        Attention: Andrew A. Stern
                        Facsimile: (410) 897-4786

                        and

                        Attention: William T. Price
                        Facsimile: (410) 263-8645

                        with a copy to:

                        Latham & Watkins
                        555 11th Street N.W.
                        Washington, DC  20004
                        Attention: James F. Rogers
                        Facsimile: (202) 637-2201

                        and

                        Willkie Farr & Gallagher
                        787 Seventh Avenue
                        New York, New York  10019
                        Attention: Marc Abrams
                        Facsimile: (212) 728-8111

        Section 5.03. Definitions. For purposes of this Agreement:

        An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        The "Bankruptcy Case" means the court proceedings with respect to the Company as debtor and debtor-in-possession in the Bankruptcy Court.

        The "Bankruptcy Court" means the United States Bankruptcy Court for the District of Maryland (Baltimore).

        A "Company Fee Claim" means a claim under Section 330(a), Section 331 or
Section 503(b) of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses in the Bankruptcy Case, but specifically excluding any claim of the Purchaser for payment of any fees or reimbursement of any costs and expenses.

        A "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or together with all other such changes, effects, events, occurrences, states of facts or developments with respect to which such phrase is used in any specific instance,
(i) is materially adverse to the current or future business, assets, condition, financial or otherwise, or results of operations of the Company and the Company Subsidiaries taken as a whole (other than any change, effect, event, occurrence, state of facts or development that results predominantly from any (A) change in GAAP or interpretations thereof applicable to both the Company and the Purchaser or (B) change in the trading price of the Company's outstanding common stock), or (ii) prevents the Company from being able to perform its obligations under this Agreement and consummate the Transactions in accordance with this Agreement.

        A "Final Order" means an order or judgment entered on the docket by the Clerk of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties (i) that has not been reversed, stayed, modified or amended, (ii) as to which no appeal, certiorari proceeding, reargument or other review or rehearing has been requested or is still pending, and (iii) as to which the time for filing a notice of appeal or petition for certiorari or request for reargument or further review or rehearing has expired.

        "Knowledge" of any specified corporation means the actual knowledge, as of the date of this Agreement or the Closing Date, as the case may be, of any current executive officer of such corporation of the fact or matter in question (and, in the case of "Knowledge" of the Company shall also include the actual knowledge, as of the date of this Agreement or the Closing Date, as the case may be, of Mark McEneaney, William Washecka and Linda Howlett.

        A "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

        Section 5.04. Definitions Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

Term                                               Definition
----                                               ----------
"Affiliate"                                        Section 5.03
"Affiliated Group"                                 Section 1.10(j) of Exhibit B
"Agreement"                                        Preamble
"Alternative Proposal"                             Section 2.03(e)
"Approval Motions"                                 Section 2.01(a)
"Bankruptcy Case"                                  Section 5.03
"Bankruptcy Code"                                  Recitals
"Bankruptcy Court"                                 Section 5.03
"Closing"                                          Section 1.02
"Closing Date"                                     Section 1.02
"Code"                                             Section 1.9(n) of Exhibit B
"Commitment Letter"                                Section 1.6 of Exhibit C
"Company"                                          Preamble
"Company Benefit Plan"                             Section 1.10(a) of Exhibit B
"Company Board"                                    Section 2.03(a)
"Company By-laws"                                  Section 1.1 of Exhibit B
"Company Capital Stock"                            Section 1.4(b) of Exhibit B
"Company Charter"                                  Section 1.1 of Exhibit B
"Company Common Stock"                             Recitals
"Company Disclosure Schedule"                      Section 1.1 of Exhibit B
"Company Fee Claim"                                Section 5.03
"Company Intellectual Property Rights"             Section 1.15(a) of Exhibit B
"Company Material Adverse Effect"                  Section 5.03
"Company SEC Documents"                            Section 1.6 of Exhibit B
"Company Subsidiaries"                             Section 1.1 of Exhibit B
"Confidentiality Agreement"                        Section 2.04(a)

"Confirmation Order"                               Section 3.01(c)
"Consent"                                          Section 1.5(b) of Exhibit B
"Contract"                                         Section 1.5(a) of Exhibit B
"DIP Facility"                                     Section 2.01(c)
"Disclosure Statement"                             Section 2.01(a)
"Employee Benefit Plan"                            Section 1.10(j) of Exhibit B
"Employment Agreements"                            Section 1.10(j) of Exhibit B
"Environmental Laws"                               Section 1.19 of Exhibit B
"ERISA"                                            Section 1.10(a) of Exhibit B
"ERISA Affiliate"                                  Section 1.10(j) of Exhibit B
"Exchange Act"                                     Section 1.5(b) of Exhibit B
"Exclusivity Period"                               Section 2.01(d)
"Executory Contract"                               Section 2.01(d)
"Filed Company SEC Documents"                      Section 1.8(a) of Exhibit B
"Final Order"                                      Section 5.03
"First Day Motions"                                Section 2.01(a)
"Foreign Company Subsidiary"                       Section 1.2 of Exhibit B
"GAAP"                                             Section 1.6 of Exhibit B
"Governmental Entity"                              Section 1.5(b) of Exhibit B
"Hazardous Substance"                              Section 1.19 of Exhibit B
"HSR Act"                                          Section 1.5(b) of Exhibit B
"Investor"                                         Section 1.6 of Exhibit C
"IRS"                                              Section 1.10(b) of Exhibit B
"Judgment"                                         Section 1.5(a) of Exhibit B
"Knowledge"                                        Section 5.03
"Law"                                              Section 1.5(a) of Exhibit B
"Leases"                                           Section 1.22 of Exhibit B
"Liability Limitation Provisions"                  Section 2.01(f)
"Liens"                                            Section 1.2 of Exhibit B
"Notes"                                            Section 2.03(e)
"Outside Date"                                     Section 4.01(b)
"PCBs"                                             Section 1.19 of Exhibit B
"Pension Plan"                                     Section 1.10(j) of Exhibit B
"Person"                                           Section 5.03
"Petition"                                         Recitals
"Petition Date"                                    Recitals
"Plan"                                             Recitals
"Plan Procedure Motion"                            Section 2.01(a)
"Plan Procedure Order"                             Section 4.01(c)
"Plan Support Agreements"                          Section 2.02
"Post-Petition Purchaser Expenses"                 Section 2.06(a)
"Projections"                                      Section 3.02(d)
"Purchaser"                                        Preamble
"Purchaser Disclosure Schedule"                    Section 1.2 of Exhibit C
"Purchaser Material Adverse Effect"                Section 1.1 of Exhibit C

"Purchaser Retainer Account"                       Section 2.06(a)
"Rejection List"                                   Section 2.01(e)
"Representatives"                                  Section 2.03(a)
"Required Contracts"                               Section 2.01(e)
"Revised Company Charter"                          Section 1.8(b) of Exhibit B
"Schedules and Statements"                         Section 2.01(a)
"SEC"                                              Section 1.5(b) of Exhibit B
"Securities Act"                                   Section 1.6 of Exhibit B
"Senior Employee"                                  Section 1.8(a) of Exhibit B
"Shares"                                           Section 1.01
"Subsidiary"                                       Section 5.03
"Superior Alternative Proposal"                    Section 2.03(e)
"Tax Return"                                       Section 1.9(n) of Exhibit B
"Taxes"                                            Section 1.9(n) of Exhibit B
"Third-Party Intellectual Property Rights"         Section 1.15(b) of Exhibit B
"Transaction Fee"                                  Section 2.06(b)
"Transactions"                                     Section 1.4(a) of Exhibit B
"Voting Company Debt"                              Section 1.8(b) of Exhibit B
"Welfare Plan"                                     Section 1.10(j) of Exhibit B

        Section 5.05. Interpretation. When a reference is made in this Agreement (or in Exhibit B or Exhibit C to this Agreement) to a Section, Exhibit or Schedule, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. When a reference is made in this Agreement (or in Exhibit B or Exhibit C to this Agreement) to this Agreement, such reference shall be deemed to include the Exhibits to this Agreement, the Company Disclosure Schedule and the Purchaser Disclosure Schedule. The parties to this Agreement are the Company and the Purchaser and references in this Agreement to the "parties hereto" or the "parties hereunder" or like references refer to the Company and the Purchaser. The words "hereof", "hereby", "herein" and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the terms "Company" or "Company Subsidiary" are used in this Agreement (including Exhibit B and Exhibit C hereto), each such term shall be deemed to include any predecessor corporation or entity of such Person. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. It is expressly agreed and understood that time shall be considered of the essence in connection with the performance of the respective agreements, covenants and obligations hereunder of each party hereto. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in Exhibit B and the disclosures in any paragraph of the Company Disclosure Schedule shall not qualify other sections in Exhibit B. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in Exhibit B (except to the extent the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, covenant and condition contained herein shall have independent significance. No investigation made by or on behalf of any Person, nor any opportunity therefor, nor any actual or constructive knowledge thereby obtained, including the fact that the Company or any Company Subsidiary or any other Person has or may have from time to time prepared projections or forecasts more or less optimistic in any respect than the Projections, shall be evidence that any change, effect, event, occurrence, state of facts or development, individually or in the aggregate, is or is not material or does or does not give rise to a Company Material Adverse Effect or would or would not reasonably be expected to have a Company Material Adverse Effect. If any party has breached any covenant contained herein, or any representation or warranty made in Exhibit B or Exhibit C is inaccurate, or any condition has failed to be satisfied, in any respect, the fact that there exists another representation, warranty, covenant or condition relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached, or which is accurate, or which has been satisfied, shall not detract from or mitigate the fact that the party is in breach of the first covenant, or that the first representation or warranty is inaccurate, or that the first condition has failed to be satisfied.

        Section 5.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible without adverse economic effect or other material adverse effect upon either party.

        Section 5.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 5.08. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Exhibits hereto, the Company Disclosure Schedule, the Purchaser Disclosure Schedule and the Confidentiality Agreement,
(a) constitute the entire agreement, and supersede all prior agreements, understandings and statements, both written and oral, among the Company and the Purchaser or any of their Affiliates and (b) does not and is not intended to confer any rights or remedies upon, or give rise to any obligation of, any Person other than the Company and the Purchaser; provided, however, that (i) nothing in this Agreement shall affect or modify the Confidential Disclosure Agreement for Investment Discussions dated June 26, 2001 between the Company and Bain Capital Partners, LLC, (ii) the Investor and its Affiliates are intended third party beneficiaries of, and shall be entitled to enforce, Section 2.01(f), and (iii) the provisions of paragraph eight of that certain letter agreement dated January 4, 2002 between the Purchaser and the Company shall not terminate until the Bankruptcy Court has entered an order in form and substance satisfactory to the Purchaser in all respects, which order shall have become a Final Order, which shall have expressly authorized and directed the payment of the Post-Petition Purchaser Expenses and the Transaction Fee on the terms described in Section 2.06(a) and Section 2.06(b).

        Section 5.09. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

        Section 5.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of its Affiliates, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 5.11. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court for the purpose of any action arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that any such action brought in the above-named court should be dismissed on grounds of forum non conveniens, should be transferred to any court other than the above-named court, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than the above-named court whether on the grounds of inconvenient forum or otherwise. Each party hereby (x) consents to service of process in any such action in any manner permitted by New York law; (y) agrees that service of process made in accordance with clause (x) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.02, shall constitute good and valid service of process in any such action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (x) or (y) does not constitute good and valid service of process. The provisions of this Section 5.11 shall not restrict the ability of any party to enforce in any court any judgment obtained in the Bankruptcy Court or the appellate courts having jurisdiction over matters brought therein.

        Section 5.12. Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be valid only if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Sections 4.04 and 4.05.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company and the Purchaser have duly executed this Agreement, all as of the date first written above.



                                            USINTERNETWORKING, INC., debtor and
                                            debtor-in-possession


                                            By: /s/ ANDREW A. STERN
                                               ---------------------------------
                                               Name:  Andrew A. Stern
                                               Title: CHIEF EXECUTIVE OFFICER



                                            USINTERNETWORKING HOLDINGS, INC.


                                            By: /s/ ANDREW BALSON
                                               ---------------------------------
                                               Name:  Andrew Balson
                                               Title: PRESIDENT